USA Gov't Reserves

	Proposals 1, 2 & 3 passed on May 14, 2001
	Proposal 4 has PASSED

				FINAL Proxy Results - ML USA Government Reserves Fund
				1st Meeting Date: May 14, 2001
				2nd Meeting Date: June 18, 2001
				3rd Meeting Date: July 16, 2001
				4th Meeting Date: August 13, 2001
				Record Date: March 15, 2001
				As of: August 13, 2001

							Units Voted

				Votes Needed
		Shares Needed	Outstanding	50% + 1 of				Broker	Total Units
		To Pass	Shares	Outstanding Shares	For	Against	Abstain	Non-Vote	Voted

4)	To change the Investment Restrictions:
	Real Estate	-2,097,053	305,882,478	152,941,240	155,038,293	32,543,125	14,363,544	95,562,957	297,507,919
	Underwriting of Securities	-2,039,025	305,882,478	152,941,240	154,980,265	32,572,694	14,392,003	95,562,957	297,507,919
	Borrowing	-1,235,937	305,882,478	152,941,240	154,177,177	33,404,241	14,363,544	95,562,957	297,507,919
	Commodities	-1,621,963	305,882,478	152,941,240	154,563,203	32,979,362	14,402,397	95,562,957	297,507,919
	Lending	-2,088,665	305,882,478	152,941,240	155,029,905	32,689,487	14,225,570	95,562,957	297,507,919
	Diversification	-2,121,795	305,882,478	152,941,240	155,063,035	32,656,357	14,225,570	95,562,957	297,507,919
	Industry Concentration	-2,146,629	305,882,478	152,941,240	155,087,869	32,631,522	14,225,571	95,562,957	297,507,919
	Senior Securities	-2,290,441	305,882,478	152,941,240	155,231,681	32,487,710	14,225,571	95,562,957	297,507,919
	Short Sales	-2,192,038	305,882,478	152,941,240	155,133,278	32,586,114	14,225,570	95,562,957	297,507,919
	Margin	-1,777,477	305,882,478	152,941,240	154,718,717	33,000,674	14,225,571	95,562,957	297,507,919
	Puts and Calls	-2,171,424	305,882,478	152,941,240	155,112,664	32,606,727	14,225,571	95,562,957	297,507,919
	Securities Lending	-2,066,758	305,882,478	152,941,240	155,007,998	32,711,393	14,225,571	95,562,957	297,507,919
	Securities Other Than Described in	-2,172,466	305,882,478	152,941,240	155,113,706	32,605,686	14,225,570	95,562,957	297,507,919
	Propectus Under "Investment Objective
	and Policies"
	Transfer Security for Indebtedness	-1,949,443	305,882,478	152,941,240	154,890,683	32,828,708	14,225,571	95,562,957	297,507,919
	Repurchase Agreements	-2,073,796	305,882,478	152,941,240	155,015,036	32,704,356	14,225,570	95,562,957	297,507,919

	The quorum consists of the majority of the shares entitled to vote at the Meeting.
	Proposal 4 requires the affirmative vote of the lesser of (1) 67% of the shares represented at the Meeting at which more than 50% of the Fund's outstanding shares are represented
	or (2) more than 50% of the Fund's outstanding shares

Last Updated on 10/29/2001
By MLMAG